CINCINNATI FINANCIAL CORPORATION
Investor Contact: Dennis E. McDaniel, 513-870-2768 CINF-IR@cinfin.com Media Contact: Joan O. Shevchik, 513-603-5323 Media_Inquiries@cinfin.com

Cincinnati Financial Reports Fourth-Quarter and Full-Year 2010 Results

Cincinnati, February 2, 2011 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•
Fourth-quarter 2010 net income of $126 million, or 77 cents per share, compared with $245 million, or $1.50 per share, in the fourth quarter of 2009; operating income* of $113 million, or 70 cents per share, up 32 percent compared with $86 million, or 53 cents per share.

•
Full-year 2010 net income of $377 million, or $2.31 per share, compared with $432 million, or $2.65, in 2009. Operating income of $274 million, or $1.68 per share, up 27 percent compared with $215 million, or $1.32.

•
$55 million decrease in full-year 2010 net income reflected the after-tax net effect of three major items: a $114 million decrease from net realized investment gains, partially offset by a $53 million improvement in property casualty underwriting results and $9 million growth in investment income. Net income and operating income for the fourth quarter of 2010 benefited from property casualty insurance results that were up by $26 million after taxes.

•	$30.91 book value per share at December 31, 2010, up 6 percent for the year and less than 1 percent for the quarter.
•	11.1 percent value creation ratio for the year 2010.

Financial Highlights
(Dollars in millions except share data)	Three months ended December 31,			Twelve months ended December 31,
	2010	2009	Change %	2010	2009	Change %
Revenue Highlights
Earned premiums	$783	$752	4	$3,082	$3,054	1
Investment income, pre-tax	130	131	(1)	518	501	3
Total revenues	936	1,133	(17)	3,772	3,903	(3)
Income Statement Data
Net income	$126	$245	(49)	$377	$432	(13)
Net realized investment gains and losses	13	159	(92)	103	217	(53)
Operating income*	$113	$86	32	$274	$215	27
Per Share Data (diluted)
Net income	$0.77	$1.50	(49)	$2.31	$2.65	(13)
Net realized investment gains and losses	0.07	0.97	(92)	0.63	1.33	(53)
Operating income*	$0.70	$0.53	32	$1.68	$1.32	27

Book value				$30.91	$29.25	6
Cash dividend declared	$0.40	$0.395	1	$1.59	$1.57	1
Diluted weighted average shares outstanding	163,392,133	163,092,882	0	163,274,491	162,866,863	0

Insurance Operations Fourth-Quarter Highlights

•
93.1 percent fourth-quarter 2010 property casualty combined ratio and 6 percent increase in net written premiums, including personal lines segment growth of 10 percent. Full-year 2010 property casualty combined ratio at 101.7 percent, with 2 percent increase in net written premiums, including personal lines segment growth of 9 percent.

•
$107 million fourth-quarter and $414 million full-year 2010 property casualty new business written by agencies, up $13 million and $9 million, respectively. The full-year increase included $15 million from personal lines.

•
8 cents per share contribution from life insurance operating income to fourth-quarter results, up 2 cents from 2009. Full-year contribution to operating income from life insurance was 23 cents per share, up 1 cent.

Investment and Balance Sheet Highlights

•	1 percent decline in fourth-quarter 2010 after-tax investment income. 2 percent growth on a full-year basis, driven by pre-tax interest income growth of 5 percent.
•
6 percent full-year increase in fair value of invested assets plus cash at December 31, 2010, including fourth-quarter equity portfolio growth of 10 percent partially offset by a decline for the bond portfolio of 1 percent.

•	$1.042 billion parent company cash and marketable securities at December 31, 2010, up almost 5 percent from a year ago.

*
The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 10 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles.

**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement (see Page 7).

Higher Operating Income and Book Value

Kenneth W. Stecher, president and chief executive officer, commented, “Results from our property casualty insurance business trended positively in the fourth quarter, significantly improving our full-year 2010 performance. We achieved our best quarterly results of the year, with the highest written premium growth, lowest catastrophe losses and best combined ratio.

“Healthy underwriting gains for the fourth quarter surpassed the gain in 2009’s final quarter and partially offset underwriting losses in earlier 2010 quarters. Underwriting results continued to benefit in the fourth quarter and full year 2010 from our commitment to maintain consistent, careful reserving practices and from our initiatives to grow and to improve price precision.

“The full-year combined ratio improved 2.8 percentage points from last year. While weather-related catastrophes accounted for 0.6 percentage points of the improvement, the remainder reflects adequate reserving and quality underwriting that we believe will continue to improve. Prudent expense management has always been part of our culture, and we managed to trim expenses in some areas while investing in other areas of strategic importance, such as information technology, loss control and expansion into new markets. The net effect was a property casualty underwriting expense ratio that was even with 2009, in line with flat earned premiums for the year.

“Investment income, our primary source of profits, held steady. Along with the underwriting gains, they contributed to operating income that reached the highest quarterly level since fourth quarter 2007. Net income, which includes net realized investment gains, declined compared with the 2009 fourth quarter and full year, largely because we chose to take large gains in the 2009 periods from opportunistic sales of equity securities in our investment portfolio.

“During the 2010 fourth quarter, unrealized investment gains due to capital appreciation of our equity portfolio rose 30 percent. We chose to hold most of these unrealized gains in the portfolio, raising our property casualty surplus 4 percent and taking book value per share to its highest level since 2008’s first quarter, as equity gains largely offset lower valuations in our bond portfolio. Book value rose $1.66 per share since December 2009, and we paid shareholders $1.59 in cash dividends, which have steadily increased for 50 consecutive years.

“While our higher mix of equities relative to other insurer portfolios can contribute to variability of several balance sheet-related measures, we have the financial strength to absorb short-term effects, allowing equity gains to contribute to higher shareholders’ equity and book value over time. Our larger allocation to equities has the added benefit of potentially increasing dividends, and therefore investment income.”

Executing on Our Plans

Stecher noted, “We are rising to the challenges of the current environment, as demonstrated by our fourth-quarter progress on both the insurance and the investment sides of our business. To help offset the unfavorable premium revenue effect of commercial insurance pricing declines in the low single digits, we continued our expansion initiatives in the fourth quarter by appointing our first Connecticut and Oregon agencies and adding new agency relationships there and in many of our 37 other states. We expanded our product offerings in targeted markets and excess and surplus lines, and improved our mix of business in personal lines by continuing to refine our rates. We completed the 30-state rollout of our new policy administration system for commercial packages, on time and on budget.

“In 2010 and going forward, we continue to develop business data to support underwriting, pricing and business decisions. Pricing precision helps maintain adequate pricing for individual risks even when overall market pricing is declining. While we generally market on an account basis, preferring to package most or all of a policyholder’s property casualty coverages, we seek to write each line of business to be independently profitable. We now use predictive analytics tools to model and manage our capital and enterprise risk, and to increase pricing precision and improve loss ratios in lines of business including workers’ compensation, homeowners and, most recently, personal auto. In 2011, we will integrate predictive tools for general liability and commercial property into our policy administration systems. With improved data capabilities and tools, we expect to enhance our planning support for agency-level profitability and enhance internal processes for added efficiency, cost savings and accountability.

“These ongoing efforts are strengthening our competitive position, adding to the advantages we provide to our independent agent representatives and their clients. Being agency-centered was the strategy of our founders when the first Cincinnati policy was issued in January 1951. Sixty years later, we see that same strategy bringing great opportunity for growth, profits and shareholder value as the economy and the commercial insurance marketplace begin to improve.”

Consolidated Property Casualty Insurance Operations
(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2010	2009	Change %	2010	2009	Change %

Agency renewal written premiums	$648	$635	2	$2,692	$2,665	1
Agency new business written premiums	107	94	14	414	405	2
Other written premiums	(33)	(49)	33	(143)	(159)	10
Net written premiums	722	680	6	2,963	2,911	2
Unearned premium change	23	33	(30)	(39)	0	nm
Earned premiums	745	713	4	2,924	2,911	0
Fee revenues	1	1	0	4	3	33
Total premiums and fee revenues	746	714	4	2,928	2,914	0

Loss and loss expenses	455	464	(2)	2,015	2,086	(3)
Underwriting expenses	240	239	0	960	956	0
Underwriting profit (loss)	$51	$11	364	$(47)	$(128)	63

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	77.6%	77.0%	0.6	73.6%	72.2%	1.4
Current accident year catastrophe losses	0.9	(1.6)	2.5	5.6	5.9	(0.3)
Prior accident years before catastrophe losses	(17.4)	(10.3)	(7.1)	(9.8)	(6.2)	(3.6)
Prior accident years catastrophe losses	(0.2)	(0.1)	(0.1)	(0.5)	(0.2)	(0.3)
Total loss and loss expenses	60.9	65.0	(4.1)	68.9	71.7	(2.8)
Underwriting expenses	32.2	33.6	(1.4)	32.8	32.8	0.0
Combined ratio	93.1%	98.6%	(5.5)	101.7%	104.5%	(2.8)
Contribution from catastrophe losses and prior years
reserve development	(16.7)	(12.0)	(4.7)	(4.7)	(0.5)	(4.2)
Combined ratio before catastrophe losses and prior
years reserve development	109.8%	110.6%	(0.8)	106.4%	105.0%	1.4

•
6 percent and 2 percent increase in fourth-quarter and full-year 2010 property casualty net written premiums. Full-year growth of $52 million largely reflects targeted growth initiatives including $59 million from personal lines and $19 million from excess and surplus lines, partially offset by a decline in commercial lines net written premiums.

•
$9 million increase to $414 million in 2010 new business written by agencies reflected the contribution from new agency appointments and other growth initiatives in recent years. $29 million of the increase was from standard market property casualty new business produced by agencies appointed since the beginning of 2009.

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1,245 agency relationships in 1,544 reporting locations marketing standard market property casualty insurance products at December 31, 2010, compared with 1,180 agency relationships in 1,463 reporting locations at year-end 2009. Ninety-three new agency appointments were made during 2010, exceeding the initial full-year target of 65. The company now markets in 39 states including Oregon, where its first agency was appointed in November.

•
5.5 percentage-point fourth-quarter 2010 improvement and 2.8 percentage-point full-year improvement in the combined ratio, driven primarily by a higher level of benefit from favorable prior accident year reserve development.

•
Underwriting results benefited from favorable prior accident year reserve development of $131 million for the fourth quarter and $304 for the full year, compared with $74 million and $188 million for the same periods of 2009.

•	Expense management efforts helped keep the full-year underwriting expense ratio even despite flat earned premiums.

The following table shows incurred catastrophe losses for 2010 and 2009.

(In millions, net of reinsurance)			Three months ended December 31,				Twelve months ended December 31,
			Commercial	Personal	E&S		Commercial	Personal	E&S
Dates	Cause of loss	Region	lines	lines	lines	Total	lines	lines	lines	Total
2010
First quarter catastrophes			$-	$-	$-	$-	$13	$5	$-	$18
Second quarter catastrophes			(5)	(3)	-	(8)	52	41	1	94
Third quarter catastrophes			(1)	(1)	-	(2)	24	12	-	36
Oct. 4-6	Flood, hail, wind	South	6	1	-	7	6	1	-	7
Oct. 26-28	Flood, hail, tornado, wind	Midwest	6	4	-	10	6	4	-	10
All other fourth quarter 2010 catastrophes			-	-	-	-	-	-	-	-
Development on 2009 and prior catastrophes			-	(2)	-	(2)	(12)	(5)	-	(17)
Calendar year incurred total			$6	$(1)	$-	$5	$89	$58	$1	$148

2009
First quarter catastrophes			$(1)	$-	$-	$(1)	$20	$49	$-	$69
Second quarter catastrophes			(10)	(2)	-	(12)	37	50	-	87
Third quarter catastrophes			3	(1)	-	2	9	7	-	16
Fourth quarter catastrophes			-	-	-	-	-	-	-	-
Development on 2008 and prior catastrophes			(2)	1	-	(1)	(12)	5	-	(7)
Calendar year incurred total			$(10)	$(2)	$-	$(12)	$54	$111	$-	$165

Insurance Operations Highlights

Commercial Lines Insurance Operations
(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2010	2009	Change %	2010	2009	Change %

Agency renewal written premiums	$474	$478	(1)	$1,978	$2,013	(2)
Agency new business written premiums	76	67	13	289	298	(3)
Other written premiums	(26)	(42)	38	(112)	(130)	14
Net written premiums	524	503	4	2,155	2,181	(1)
Unearned premium change	22	29	(24)	(1)	18	nm
Earned premiums	546	532	3	2,154	2,199	(2)
Fee revenues	-	-	nm	2	2	0
Total premiums and fee revenues	546	532	3	2,156	2,201	(2)

Loss and loss expenses	319	356	(10)	1,437	1,515	(5)
Underwriting expenses	175	180	(3)	704	719	(2)
Underwriting profit (loss)	$52	$(4)	nm	$15	$(33)	nm

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	78.5%	79.5%	(1.0)	74.5%	72.5%	2.0
Current accident year catastrophe losses	1.0	(1.5)	2.5	4.7	3.0	1.7
Prior accident years before catastrophe losses	(21.0)	(10.8)	(10.2)	(11.9)	(6.1)	(5.8)
Prior accident years catastrophe losses	0.0	(0.3)	0.3	(0.6)	(0.5)	(0.1)
Total loss and loss expenses	58.5	66.9	(8.4)	66.7	68.9	(2.2)
Underwriting expenses	32.1	33.9	(1.8)	32.7	32.7	0.0
Combined ratio	90.6%	100.8%	(10.2)	99.4%	101.6%	(2.2)
Contribution from catastrophe losses and prior years
reserve development	(20.0)	(12.6)	(7.4)	(7.8)	(3.6)	(4.2)
Combined ratio before catastrophe losses and prior
years reserve development	110.6%	113.4%	(2.8)	107.2%	105.2%	2.0

•
1 percent decline in full-year 2010 commercial lines net written premiums reflected low-single-digit pricing declines for renewals and a 3 percent decline in new business.  Fourth-quarter net written premium growth benefited from a larger adjustment for estimated premiums of policies in effect but not yet processed.

•	$9 million increase to $76 million in fourth-quarter 2010 new business premiums, returning to approximately the fourth-quarter average of $78 million for 2005 through 2008.
•
$2 million full-year fee revenues, primarily from premium installment fees collected. Similar fees apply to personal lines. Fee revenues are included in underwriting profit or loss but are not included in the combined ratio.

•
10.2 percentage-point fourth-quarter 2010 combined ratio improvement primarily due to a greater amount of favorable loss reserve development for prior accident years. Loss reserving practices remain consistent with the past.

•
2.2 percentage-point full-year 2010 combined ratio improvement primarily due to a greater amount of favorable loss reserve development for prior accident years. The combined ratio was below 100 percent despite 4.1 percentage points in catastrophe losses that were 1.4 percentage points higher than the average for the previous 10 years.

Personal Lines Insurance Operations
(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2010	2009	Change %	2010	2009	Change %

Agency renewal written premiums	$166	$153	8	$685	$642	7
Agency new business written premiums	23	20	15	90	75	20
Other written premiums	(6)	(6)	0	(25)	(26)	4
Net written premiums	183	167	10	750	691	9
Unearned premium change	3	5	(40)	(29)	(6)	(383)
Earned premiums	186	172	8	721	685	5
Fee revenues	1	-	nm	2	1	100
Total premiums and fee revenues	187	172	9	723	686	5

Loss and loss expenses	130	102	27	537	551	(3)
Underwriting expenses	60	54	11	240	215	12
Underwriting (loss) profit	$(3)	$16	(119)	$(54)	$(80)	33

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	77.2%	69.6%	7.6	70.4%	70.9%	(0.5)
Current accident year catastrophe losses	0.5	(1.7)	2.2	8.8	15.4	(6.6)
Prior accident years before catastrophe losses	(7.0)	(9.0)	2.0	(4.1)	(6.6)	2.5
Prior accident years catastrophe losses	(0.8)	0.3	(1.1)	(0.7)	0.7	(1.4)
Total loss and loss expenses	69.9	59.2	10.7	74.4	80.4	(6.0)
Underwriting expenses	32.0	31.7	0.3	33.3	31.4	1.9
Combined ratio	101.9%	90.9%	11.0	107.7%	111.8%	(4.1)
Contribution from catastrophe losses and prior years
reserve development	(7.3)	(10.4)	3.1	4.0	9.5	(5.5)
Combined ratio before catastrophe losses and prior
years reserve development	109.2%	101.3%	7.9	103.7%	102.3%	1.4

•
10 percent and 9 percent growth in fourth-quarter and full-year 2010 personal lines net written premiums, largely driven by higher renewal and new business written premiums that reflected improved pricing.

•	11.0 point rise in fourth-quarter combined ratio primarily due to a higher level of large losses and weather-related losses.
•	4.1 percentage-point full-year combined ratio improvement driven by lower losses, primarily from weather-related catastrophes, but also other losses that included the effect of improved pricing.

Life Insurance Operations
(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2010	2009	Change %	2010	2009	Change %

Term life insurance	$24	$22	9	$96	$86	12
Universal life insurance	6	8	(25)	35	28	25
Other life insurance, annuity, and disability income products	8	9	(11)	27	29	(7)
Earned premiums	38	39	(3)	158	143	10
Investment income, net of expenses	32	32	0	129	122	6
Other income	-	-	nm	1	-	nm
Total revenues, excluding realized investment gains and losses	70	71	(1)	288	265	9
Contract holders benefits	41	42	(2)	170	160	6
Underwriting expenses	10	15	(33)	61	50	22
Total benefits and expenses	51	57	(11)	231	210	10
Net income before income tax and realized investment gains and losses	19	14	36	57	55	4
Income tax	7	5	40	20	19	5
Net income before realized investment gains and losses	$12	$9	33	$37	$36	3

•
$15 million or 10 percent growth in full-year 2010 earned premiums, including 12 percent for term life insurance, our largest life insurance product line. 6 percent rise in face amount of life policies in force to $74.124 billion at December 31, 2010, from $69.815 billion at year-end 2009.

•	$20 million or 11 percent growth to $201 million in full-year 2010 fixed annuity deposits received. Cincinnati Life does not offer variable or indexed products.
•	$82 million or 12 percent full-year 2010 growth to $748 million in GAAP shareholders’ equity for The Cincinnati Life Insurance Company.

Investment and Balance Sheet Highlights

Investment Operations
(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2010	2009	Change %	2010	2009	Change %
Total investment income, net of expenses, pre-tax	$130	$131	(1)	$518	$501	3
Investment interest credited to contract holders	(19)	(18)	(5)	(79)	(69)	(13)
Realized investment gains and losses summary:
Realized investment gains and losses, net	15	261	(94)	185	440	(58)
Change in fair value of securities with embedded derivatives	4	4	0	10	27	(63)
Other-than-temporary impairment charges	-	(18)	nm	(36)	(131)	264
Total realized investment gains and losses, net	19	247	(92)	159	336	(53)
Investment operations income	$130	$360	(64)	$598	$768	(22)

(In millions)	Three months ended December 31,			Twelve months ended December 31,
	2010	2009	Change %	2010	2009	Change %
Investment income:
Interest	$105	$105	0	$423	$402	5
Dividends	26	27	(4)	99	100	(1)
Other	1	1	0	4	7	(43)
Investment expenses	(2)	(2)	0	(8)	(8)	0
Total investment income, net of expenses, pre-tax	130	131	(1)	518	501	3
Income taxes	(32)	(32)	0	(126)	(118)	(6)
Total investment income, net of expenses, after-tax	$98	$99	(1)	$392	$383	2

Effective tax rate	24.2%	24.1%		24.4%	23.6%

Average yield pre-tax	4.4%	4.7%		4.5%	4.7%
Average yield after-tax	3.3%	3.6%		3.4%	3.6%

•
1 percent fourth-quarter 2010 decline in pre-tax investment income lagged 3 percent growth for the full year. A year-over-year decline in bond yields drove the current quarter decline while relatively higher growth in average invested assets offset lower bond yields for the full-year period.

•
$224 million or 22 percent full-year 2010 increase in pre-tax unrealized investment portfolio gains, including $70 million for the equity portfolio. $185 million of realized gains were harvested from the investment portfolio during 2010, including $174 from the equity portfolio.

(Dollars in millions except share data)	At December 31,	At December 31,
	2010	2009
Balance sheet data
Invested assets	$11,508	$10,643
Total assets	15,095	14,440
Short-term debt	49	49
Long-term debt	790	790
Shareholders' equity	5,032	4,760
Book value per share	30.91	29.25
Debt-to-total-capital ratio	14.3%	15.0%

	Three months ended December 31,		Twelve months ended December 31,
	2010	2009	2010	2009
Performance measure
Value creation ratio	1.7%	4.2%	11.1%	19.7%

•	$11.893 billion in cash and invested assets at December 31, 2010, up 6 percent from $11.200 billion at December 31, 2009.
•	$8.383 billion bond portfolio at December 31, 2010, with an average rating of A2/A. 7 percent full-year 2010 growth in fair value.
•	$3.041 billion equity portfolio was 26.4 percent of invested assets, including $755 million in pre-tax net unrealized gains at December 31, 2010. 13 percent full-year 2010 growth in fair value.
•
$3.777 billion of statutory surplus for the property casualty insurance group at December 31, 2010, up 4 percent from $3.648 billion a year ago despite returning $210 million or 6 percent through dividends to the parent company. Ratio of net written premiums to property casualty statutory surplus for the 12 months ended December 31, 2010, of 0.8-to-1, unchanged from the 12 months ended December 31, 2009.

•	Value creation ratio of 11.1 percent for the year 2010 is the sum of 5.4 percent from shareholder dividends plus 5.7 percent from growth in book value per share.

For additional information or to register for our conference call webcast, please visit www.cinfin.com/investors.

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, annuities and surplus lines property and casualty insurance. For additional information about the company, please visit www.cinfin.com.

Mailing Address: P.O. Box 145496 Cincinnati, Ohio 45250-5496	Street Address: 6200 South Gilmore Road Fairfield, Ohio 45014-5141

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2009 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 23. Although we often review or update our forward-looking statements when events warrant, we caution our readers that we undertake no obligation to do so.
Factors that could cause or contribute to such differences include, but are not limited to:
•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
•	Increased frequency and/or severity of claims
•	Inadequate estimates or assumptions used for critical accounting estimates
•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•	Delays in adoption and implementation of underwriting and pricing methods that could increase our pricing accuracy, underwriting profit and competitiveness
•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value
•	Events, such as the credit crisis, followed by prolonged periods of economic instability or recession, that lead to:
o	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)
o	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
o	Significant rise in losses from surety and director and officer policies written for financial institutions
•
Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets

•	Increased competition that could result in a significant reduction in the company’s premium volume
•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for non-payment or delay in payment by reinsurers
•
Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:

o	Downgrades of the company’s financial strength ratings
o	Concerns that doing business with the company is too difficult
o	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
o	Delays or inadequacies in the development, implementation, performance and benefits of technology projects and enhancements
•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
o	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
o	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
o	Increase our expenses
o
Add assessments for guaranty funds, other insurance-related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes

o	Limit our ability to set fair, adequate and reasonable rates
o	Place us at a disadvantage in the marketplace
o	Restrict our ability to execute our business model, including the way we compensate agents
•	Adverse outcomes from litigation or administrative proceedings
•
Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002

•
Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others

•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
•	Difficulties with technology or data security breaches that could negatively affect our ability to conduct business and our relationships with agents, policyholders and others
Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

Cincinnati Financial Corporation

Consolidated Balance Sheets (unaudited)

(In millions except per share data)	December 31,	December 31,
	2010	2009

ASSETS
Investments
Fixed maturities, at fair value (amortized cost: 2010—$7,888; 2009—$7,514)	$8,383	$7,855
Equity securities, at fair value (cost: 2010—$2,286; 2009—$2,016)	3,041	2,701
Short-term investments, at fair value (amortized cost: 2010—$0; 2009—$6)	-	6
Other invested assets	84	81
Total investments	11,508	10,643
Cash and cash equivalents	385	557
Investment income receivable	119	118
Finance receivable	73	75
Premiums receivable	1,015	995
Reinsurance receivable	572	675
Prepaid reinsurance premiums	18	15
Deferred policy acquisition costs	488	481
Land, building and equipment, net, for company use (accumulated depreciation: 2010—$352; 2009—$335)	229	251
Other assets	67	45
Separate accounts	621	585
Total assets	$15,095	$14,440

LIABILITIES
Insurance reserves
Loss and loss expense reserves	$4,200	$4,142
Life policy reserves	2,034	1,783
Unearned premiums	1,553	1,509
Other liabilities	556	670
Deferred income tax	260	152
Note payable	49	49
Long-term debt	790	790
Separate accounts	621	585
Total liabilities	10,063	9,680

SHAREHOLDERS' EQUITY
Common stock, par value—$2 per share; (authorized: 2010—500 million shares, 2009—500 million shares; issued: 2010—196 million shares, 2009—196 million shares)	393	393
Paid-in capital	1,091	1,081
Retained earnings	3,980	3,862
Accumulated other comprehensive income	769	624
Treasury stock at cost (2010—34 million shares, 2009—34 million shares)	(1,201)	(1,200)
Total shareholders' equity	5,032	4,760
Total liabilities and shareholders' equity	$15,095	$14,440

Cincinnati Financial Corporation

Consolidated Statements of Income (unaudited)

(In millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2010	2009	2010	2009

REVENUES
Earned premiums	$783	$752	$3,082	$3,054
Investment income, net of expenses	130	131	518	501
Realized investment gains and losses	19	247	159	336
Fee revenues	1	1	4	3
Other revenues	3	2	9	9
Total revenues	936	1,133	3,772	3,903

BENEFITS AND EXPENSES
Insurance losses and policyholder benefits	494	505	2,180	2,242
Underwriting, acquisition and insurance expenses	249	254	1,021	1,004
Other operating expenses	5	6	16	20
Interest expense	14	13	54	55
Total benefits and expenses	762	778	3,271	3,321

INCOME BEFORE INCOME TAXES	174	355	501	582

PROVISION FOR INCOME TAXES
Current	10	73	94	79
Deferred	38	37	30	71
Total provision for income taxes	48	110	124	150

NET INCOME	$126	$245	$377	$432

PER COMMON SHARE
Net income—basic	$0.78	$1.50	$2.32	$2.66
Net income—diluted	$0.77	$1.50	$2.31	$2.65

Definitions of Non-GAAP Information and
Reconciliation to Comparable GAAP Measures

(See attached tables for 2010 reconciliations; prior-period reconciliations available at www.cinfin.com/investors.)

Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.

Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•
Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•
Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•
Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

Cincinnati Financial Corporation

Balance Sheet Reconciliation

(Dollars are per share)	Three months ended December 31,		Twelve months ended December 31,
	2010	2009	2010	2009
Value creation ratio
End of period book value	$30.91	$29.25	$30.91	$29.25
Less beginning of period book value	30.80	28.44	29.25	25.75
Change in book value	0.11	0.81	1.66	3.50
Dividend declared to shareholders	0.40	0.395	1.59	1.57
Total contribution to value creation ratio	$0.51	$1.21	$3.25	$5.07

Contribution to value creation ratio from change in book value*	0.4%	2.8%	5.7%	13.6%
Contribution to value creation ratio from dividends declared to shareholders**	1.3	1.4	5.4	6.1
Value creation ratio	1.7%	4.2%	11.1%	19.7%

*	Change in book value divided by the beginning of period book value
**	Dividend declared to shareholders divided by beginning of period book value

Cincinnati Financial Corporation

Net Income Reconciliation

(In millions except per share data)	Three months ended	Twelve months ended
	December 31, 2010	December 31, 2010
Net income	$126	$377
Net realized investment gains and losses	13	103
Operating income	113	274
Less catastrophe losses	(3)	(96)
Operating income before catastrophe losses	$116	$370

Diluted per share data:
Net income	$0.77	$2.31
Net realized investment gains and losses	0.07	0.63
Operating income	0.70	1.68
Less catastrophe losses	(0.02)	(0.59)
Operating income before catastrophe losses	$0.72	$2.27

Property Casualty Reconciliation

	Three months ended December 31, 2010
	Consolidated*	Commercial	Personal
Statutory ratio:
Statutory combined ratio	94.2%	91.9%	102.5%
Contribution from catastrophe losses	0.7	1.0	(0.3)
Statutory combined ratio excluding catastrophe losses	93.5%	90.9%	102.8%

Commission expense ratio	19.9%	19.0%	21.7%
Other expense ratio	13.4	14.4	10.9
Statutory expense ratio	33.3%	33.4%	32.6%

GAAP ratio:
GAAP combined ratio	93.1%	90.6%	101.9%
Contribution from catastrophe losses	0.7	1.0	(0.3)
Prior accident years before catastrophe losses	(17.4)	(21.0)	(7.0)
GAAP combined ratio excluding catastrophe losses and prior
years reserve development	109.8%	110.6%	109.2%

	Twelve months ended December 31, 2010
	Consolidated*	Commercial	Personal
Statutory ratio:
Statutory combined ratio	101.8%	99.6%	107.1%
Contribution from catastrophe losses	5.1	4.1	8.1
Statutory combined ratio excluding catastrophe losses	96.7%	95.5%	99.0%

Commission expense ratio	18.7%	18.1%	19.6%
Other expense ratio	14.2	14.8	13.1
Statutory expense ratio	32.9%	32.9%	32.7%

GAAP ratio:
GAAP combined ratio	101.7%	99.4%	107.7%
Contribution from catastrophe losses	5.1	4.1	8.1
Prior accident years before catastrophe losses	(9.8)	(11.9)	(4.1)
GAAP combined ratio excluding catastrophe losses and prior
years reserve development	106.4%	107.2%	103.7%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding.  Ratios are calculated based on whole dollar amounts.
* Consolidated property casualty data include results from our excess and surplus line of business.